UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2017

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-36139	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o Phoenix Bulk Carriers (US) LLC
109 Long Wharf, Newport, Rhode Island 02840
(Address of Principal Executive Offices) (Zip Code)

(401) 846-7790
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 15, 2017, Pangaea Logistics Solutions Ltd. (the “Company”) entered into two stock purchase agreements, both dated June 15, 2017 (the “Agreements”), for the sale of an aggregate of approximately $15 million of its common shares, par value $0.0001 per share (the "Common Shares"), in private placement transactions which are exempt from the registration requirements of the Securities Act of 1933, as amended, at a purchase price of $2.25 per share. One agreement was completed with certain directors, officers and employees of the Company (the “Insider Investors”) and the other agreement was completed with other institutional and other accredited investors. Under both Agreements, the Company agreed to sell approximately $15 million of Common Shares of the Company, which includes approximately $5.5 million to be sold to the Insider Investors, of which approximately $4.0 million is being issued as in kind payment of accrued dividends.

Item 7.01	Regulation FD Disclosure.

Certain statements in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits

Exhibit	Description

10.37        Stock Purchase Agreement - Outside Investors, dated June 15, 2017.

10.38        Stock Purchase Agreement - Inside Investors, dated June 15, 2017.

99.1	Press Release of Pangaea Logistics Solutions Ltd., dated June 19, 2017, discussing common share issuance and other business developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2017

PANGAEA LOGISTICS SOLUTIONS LTD.

By:	/s/ Gianni DelSignore
Name: Gianni DelSignore Title: Chief Financial Officer